           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 2, 2009 on the financial statements of the Berkshire Focus Fund, a series of The Berkshire Funds, as of December 31, 2008 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Berkshire Focus Fund's Registration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.
-----------------------------------
Cohen Fund Audit Service, Ltd.
Westlake, Ohio
April 29, 2009